NPC International, Inc. Reports Second Quarter Results

Overland Park, Kansas, (August 12, 2016) - NPC International, Inc. (the “Company” or “NPC”), today reported results for its second fiscal quarter ended June 28, 2016.

SECOND QUARTER HIGHLIGHTS:

•	Pizza Hut comparable store sales were -0.6%.

•	Wendy’s comparable store sales were -0.3%.

•	The Company generated increased net income of $1.3MM compared to $0.1MM last year.

*	Adjusted EBITDA (reconciliation attached) was $32.1MM; an increase of $2.6MM or 8.9% from the prior year.

*	Adjusted EBITDA margin improved to 11.1% from 10.1% last year.

YEAR TO DATE HIGHLIGHTS:

•	Pizza Hut comparable store sales were +1.8%.

•	Wendy’s comparable store sales were +1.0%.

•	Net income was $8.9MM, an increase of $3.9MM from last year.

•	Adjusted EBITDA (reconciliation attached) was $67.1MM; an increase of $5.4MM or 8.7% from the prior year.

•	Adjusted EBITDA margin improved to 11.3% from 10.5% last year.

•	Cash balances were $55.5MM, an increase of $22.8MM from the prior fiscal year end.

•	Our leverage ratio improved to 4.35X Consolidated EBITDA, net of allowable cash balances (as defined in our Credit Agreement) from 4.75X at the prior fiscal year end.

NPC’s President and CEO Jim Schwartz said, “We experienced slightly negative comps in both brands during our second quarter after posting strong comps in Q1. Fortunately, excellent labor performance and favorable ingredient prices provided significant year over year margin benefit and propelled the business to a 9% increase in Adjusted EBITDA.

Our Pizza Hut business overcame disappointing sales results as we drove an increase in Adjusted EBITDA margin and contribution during the quarter. We managed to drive this increased profitability on the strength of improved labor efficiency due to the implementation of our improved labor model at the beginning of the quarter and lower ingredient prices.

Our Wendy’s business was essentially flat this quarter after leveraging the 4 for $4 momentum the last two quarters for strong comparable store sales growth results. The promotion continued to resonate with the consumer into the second quarter; however, the overall slowdown experienced throughout the burger category more than overcame the value and innovative product offerings introduced during the quarter. Despite the flattening of comparable store sales, we posted increased Adjusted EBITDA margins and improved profitability on the strength of lower ingredient prices and improved labor efficiencies.

Following the end of our second quarter, we announced the completion of the acquisition of 39 Wendy’s restaurants in the Raleigh-Durham market. We are pleased to have been awarded this market by Wendy’s and look forward to working with the outstanding team in Raleigh to continue the legacy of leadership and growth that has long been a hallmark of this very fine market.

Overall, we are pleased with our improved liquidity and financial flexibility this quarter as exhibited by our increased cash balances and improved credit statistics. In addition, we made significant progress against our Delco relocation efforts in our Pizza Hut business and image activation efforts in our Wendy’s operation and expect to fully deliver upon our asset action commitments again this year.”

The Company is a wholly-owned subsidiary of NPC Restaurant Holdings, LLC ("Parent"), which has guaranteed the Company's 10.50% Senior Notes due 2020. As a result of its guaranty, Parent is required to file reports with the Securities and Exchange Commission which include consolidated financial statements of Parent and its subsidiaries (including the Company). Parent's only material asset is all of the stock of the Company. The quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for Parent and the Company on a consolidated basis are set forth in Parent's Form 10-Q for the fiscal quarter ended June 28, 2016 which can be accessed at www.sec.gov.

CONFERENCE CALL INFORMATION:

The Company’s second quarter earnings conference call will be held Monday, August 15, 2016 at 9:00 am CT (10:00 am ET). In addition to a discussion of second quarter results, the presentation may also include discussion of Company developments, forward-looking information and other material information about business and financial matters. You can access this call by dialing 888-391-6937. The access code for the call is 58046422. The Company also intends to include a live presentation available via webcast, which can be accessed through the Company’s website at www.npcinternational.com under Events and Presentations in the investor information.

For those unable to participate live, a replay of the call will be available until August 22, 2016 by dialing 855-859-2056. The conference ID for the replay is 58046422. An archived webcast with the accompanying slides will also be available on the Company’s website.

NPCInternational, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,234 Pizza Hut units in 27 states and 184 Wendy’s units in 5 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Parent’s financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the Parent’s Form 10-Q which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations, including our current expectations for future operations, costs and financial results. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. Actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; our ability to successfully integrate recent acquisitions and successfully complete additional acquisitions of restaurant units; and other factors. These risks and other risks are described in Parent’s filings with the Securities and Exchange Commission, including Parent's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC or may be accessed at www.sec.gov. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances, except as otherwise required by law. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended
	June 28, 2016		June 30, 2015

Net product sales (1)	$290,109	100.0%	$292,951	100.0%
Fees and other income (2)	13,876	4.8%	13,285	4.5%
Total sales	303,985	104.8%	306,236	104.5%

Cost of sales (3)	82,755	28.5%	84,605	28.9%
Direct labor (4)	85,286	29.4%	88,363	30.2%
Other restaurant operating expenses (5)	97,060	33.5%	97,158	33.2%
General and administrative expenses (6)	18,665	6.4%	17,412	5.9%
Corporate depreciation and amortization of intangibles	5,312	1.8%	5,262	1.8%
Net facility impairment and closure costs (7)	2,253	0.8%	3,730	1.3%
Other	(96)	0.0%	355	0.0%
Total costs and expenses	291,235	100.4%	296,885	101.3%
Operating income	12,750	4.4%	9,351	3.2%
Interest expense (8)	11,205	3.9%	10,492	3.6%
Income (loss) before income taxes	1,545	0.5%	(1,141)	(0.4)%
Income taxes	274	0.1%	(1,213)	(0.4)%

Net income	$1,271	0.4%	$72	0.0%

Percentages are shown as a percent of net product sales.

Comparable store sales (net product sales only):
Pizza Hut	(0.6)%		0.0%
Wendy's	(0.3)%		(0.5)%
Comparable stores sales are only reported for locations that have been operated by the Company for at least 12 months.

Capital Expenditures	$14,420		$15,448
Cash Rent Expense	$16,878		$16,930

(1)
Net product sales decreased 1.0% primarily due to the comparable store sales decline of -0.6% in our Pizza Hut operation and -0.3% in our Wendy’s operation and a reduction in equivalent Pizza Hut restaurants.

(2)	Fees and other income increased 4.4% due to increased delivery fees in our Pizza Hut operation.

(3)	Cost of sales, as a percentage of net product sales, decreased primarily due to lower ingredient costs.

(4)	Direct labor, as a percentage of net product sales, decreased due to productivity gains partially offset by sales deleveraging on fixed costs in both operations.

(5)
Other restaurant operating expenses, as a percentage of net product sales, increased slightly due to higher depreciation and amortization expense and higher restaurant manager bonuses partially offset by lower utilities expense.

(6)
General and administrative expenses increased due to higher incentive compensation as a result of improved financial performance, increased field personnel and support costs and higher credit card processing fees.

(7)
Net facility impairment and closure costs decreased due to lower impairment charges due to improved financial performance partially offset by increased closure charges in our Pizza Hut operations largely associated with our Delco relocation efforts.

(8)
Interest expense increased due to the increase in our average borrowing rate as a result of the amendment of our term loan that occurred in December 2015, which was partially offset by a decline in our average outstanding debt balance.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	26 Weeks Ended
	June 28, 2016		June 30, 2015

Net product sales (1)	$595,251	100.0%	$588,522	100.0%
Fees and other income (2)	28,268	4.7%	26,922	4.6%
Total sales	623,519	104.7%	615,444	104.6%

Cost of sales (3)	170,236	28.6%	170,330	28.9%
Direct labor (4)	176,263	29.6%	177,008	30.1%
Other restaurant operating expenses (5)	196,415	33.0%	192,875	32.8%
General and administrative expenses (6)	37,114	6.2%	34,114	5.8%
Corporate depreciation and amortization of intangibles	10,589	1.8%	10,509	1.8%
Net facility impairment and closure costs (7)	2,574	0.4%	4,677	0.8%
Other	(189)	0.0%	393	0.0%
Total costs and expenses	593,002	99.6%	589,906	100.2%
Operating income	30,517	5.1%	25,538	4.4%
Interest expense (8)	22,542	3.8%	20,957	3.6%
Income before income taxes	7,975	1.3%	4,581	0.8%
Income taxes	(955)	(0.2)%	(466)	(0.1)%

Net income	$8,930	1.5%	$5,047	0.9%

Percentages are shown as a percent of net product sales.

Comparable store sales (net product sales only):
Pizza Hut	1.8%		(1.6)%
Wendy's	1.0%		0.0%
Comparable stores sales are only reported for locations that have been operated by the Company for at least 12 months.

Capital Expenditures	$25,393		$26,466
Cash Rent Expense	$33,838		$33,982

(1)
Net product sales increased 1.1% primarily due to the comparable store sales increase of +1.8% from our Pizza Hut operation and +1.0% from our Wendy’s operation partially offset by a reduction in equivalent Pizza Hut restaurants.

(2)	Fees and other income increased 5.0% due to increased delivery transactions and fees in our Pizza Hut restaurants.

(3)	Cost of sales, as a percentage of net product sales, decreased primarily due to lower ingredient costs.

(4)	Direct labor, as a percentage of net product sales, decreased due to productivity gains in both operations.

(5)
Other restaurant operating expenses, as a percentage of net product sales, increased slightly due to higher depreciation and amortization expense and higher restaurant manager bonuses, partially offset by lower utility expenses.

(6)
General and administrative expenses increased due to higher incentive compensation as a result of improved financial performance, increased field personnel and support costs and higher credit card processing fees.

(7)
Net facility impairment and closure costs decreased due to lower impairment charges due to improved financial performance partially offset by increased closure charges in our Pizza Hut operations largely associated with our Delco relocation efforts.

(8)
Interest expense increased due to the increase in our average borrowing rate as a result of the amendment of our term loan that occurred in December 2015, which was partially offset by a decline in our average outstanding debt balance.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	June 28, 2016	December 29, 2015
Assets
Current assets:
Cash and cash equivalents	$55,480	$32,717
Other current assets	23,468	30,398
Total current assets	78,948	63,115

Facilities and equipment, net	206,410	203,468
Franchise rights, net	611,878	620,518
Other noncurrent assets	322,627	323,595
Total assets	$1,219,863	$1,210,696
Liabilities and Members' Equity
Current liabilities:
Other current liabilities	$108,611	$104,038
Current portion of debt	1,911	4,158
Total current liabilities	110,522	108,196

Long-term debt	576,503	577,011
Other noncurrent liabilities	250,219	251,800
Total liabilities	937,244	937,007
Members' equity	282,619	273,689
Total liabilities and members' equity	$1,219,863	$1,210,696

NPC INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	26 Weeks Ended
	June 28, 2016	June 30, 2015

Operating activities
Net income	$8,930	$5,047
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	33,753	31,079
Amortization of debt issuance costs	2,178	1,961
Deferred income taxes	(3,633)	(4,989)
Net facility impairment and closure costs	2,574	4,677
Other	(258)	473
Changes in assets and liabilities, excluding acquisitions:
Assets	3,817	5,172
Liabilities	4,982	5,629
Net cash provided by operating activities	52,343	49,049
Investing activities
Capital expenditures	(25,393)	(26,466)
Purchase of Wendy's business, net of cash acquired	(7,963)	—
Proceeds from sale-leaseback transactions	7,155	1,408
Proceeds from disposition of assets	947	548
Net cash used in investing activities	(25,254)	(24,510)
Financing activities
Payments on term bank facilities	(4,326)	(3,119)
Net cash used in financing activities	(4,326)	(3,119)
Net change in cash and cash equivalents	22,763	21,420
Beginning cash and cash equivalents	32,717	12,063
Ending cash and cash equivalents	$55,480	$33,483

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 28, 2016	June 30, 2015	June 28, 2016	June 30, 2015
Adjusted EBITDA:
Net income	$1,271	$72	$8,930	$5,047
Adjustments:
Interest expense	11,205	10,492	22,542	20,957
Income taxes	274	(1,213)	(955)	(466)
Depreciation and amortization	16,929	16,146	33,753	31,079
Pre-opening expenses and other	190	269	302	478
Net facility impairment and closure costs	2,253	3,730	2,574	4,677
Adjusted EBITDA (1)	$32,122	$29,496	$67,146	$61,772
Adjusted EBITDA Margin(2)	11.1%	10.1%	11.3%	10.5%

Free Cash Flow:
Net cash provided by operating activities	$23,735	$24,599	$52,343	$49,049
Adjustments:
Capital expenditures	(14,420)	(15,448)	(25,393)	(26,466)
Free Cash Flow (3)	$9,315	$9,151	$26,950	$22,583

Unit Count Activity

	26 Weeks Ended
	June 28, 2016			June 30, 2015
	Combined	Wendy's	Pizza Hut	Combined	Wendy's	Pizza Hut
Beginning of period	1,395	144	1,251	1,420	143	1,277
Acquired	3	3	—	—	—	—
Developed(4)	11	—	11	7	—	7
Closed(4)	(30)	(2)	(28)	(20)	—	(20)
Sold	—	—	—	(2)	—	(2)
End of period	1,379	145	1,234	1,405	143	1,262

Equivalent units (5)	1,386	145	1,241	1,409	143	1,266

(1) The Company defines Adjusted EBITDA as consolidated net income plus interest, income taxes, depreciation and amortization, pre-opening expenses, net facility impairment and closure costs and certain other items that are non-operational in nature. Management believes the elimination of these items, as well as certain other items of a non-operational nature, as may be noted in the table above, give investors and management useful information to compare the performance of our core operations over different periods and to compare our operating performance with the performance of other companies that have different financing and capital structures or tax rates. Adjusted EBITDA is a non-GAAP financial measure, has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under GAAP. Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies.
(2) Calculated as a percentage of net product sales.
(3) The Company defines Free Cash Flow as cash flows from operations less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures.
(4) For Pizza Hut, ten and five units were relocated and are included in both the developed and closed totals above for the 26 weeks ended June 28, 2016, and June 30, 2015, respectively. The closed units for the 26 weeks ended June 28, 2016 and June 30, 2015 include one unit and two units, respectively, which are being relocated and will re-open upon completion.
(5) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, acquired or sold during the period on a weighted average basis.

Contact: Troy D. Cook, Executive Vice President-Finance & Chief Financial Officer
913-327-3109
7300 W 129th St
Overland Park, KS 66213